Exhibit 23.3

Consent of Deloitte & Touche LLP

Independent Registered Public Accounting Firm

The Board of Directors

Coinstar, Inc.:

We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-3 of our report dated February 14, 2003, relating to the financial statements of Coinstar, Inc. for the year ended December 31, 2002, appearing in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Seattle, Washington

November 29, 2005